POWER OF ATTORNEY

      Each person whose signature  appears below constitutes and appoints Robert
D. Thompson, Charles E. Bergeron and Theodore R. Gwin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign a registration statement on Form S-8 to be filed by OraSure Technologies, Inc., relating to 440,997 shares of its common stock, par value $.000001 per share ("Common Stock"), issuable pursuant to the OraSure Technologies, Inc. Stock Purchase Plan, and any and all amendments (including post-effective amendments) to such registration statement and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

      IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacities indicated as of October 5, 2000.



/s/ Robert D. Thompson                   Chief Executive Officer and Director
Robert D. Thompson


/s/ Charles E. Bergeron                  Vice President and Chief Financial
Charles E. Bergeron                      Officer


/s/ Theodore R. Gwin                     Controller
Theodore R. Gwin


/s/ Roger L. Pringle                     Director
Roger L. Pringle


/s/ Frank G. Hausmann                    Director
Frank G. Hausmann


/s/ Michael G. Bolton                    Director
Michael G. Bolton


/s/ William W. Crouse                    Director
William W. Crouse


/s/ Michael J. Gausling                  Director
Michael J. Gausling